UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2006

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51582	83-0402575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Greenway Plaza, Suite 2950 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 979-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 13, 2006, Hercules Offshore, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, the selling stockholders listed on Schedule A thereto and Credit Suisse Securities (USA) LLC, as representative of the underwriters named therein. Pursuant to the Underwriting Agreement, among other things, the selling stockholders agreed to sell to the underwriters an aggregate of 7,500,000 shares of the Company’s common stock, par value $.01 per share, at a purchase price of $33.00 per share, less underwriting discounts and commissions. Pursuant to the Underwriting Agreement, the underwriters were also granted the option to purchase up to 1,125,000 additional shares of common stock from the selling stockholders to cover over-allotments, if any. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated November 13, 2006 by and among Hercules Offshore, Inc., the selling stockholders listed on Schedule A thereto and Credit Suisse Securities (USA) LLC, as representative of the underwriters named therein. .

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: November 14, 2006	By:	/s/ James W. Noe
James W. Noe
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1

Underwriting Agreement dated November 13, 2006 by and among Hercules Offshore, Inc., the selling stockholders listed on Schedule A thereto and Credit Suisse Securities (USA) LLC, as representative of the underwriters named therein.

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